Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Allego N.V.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Ordinary Shares, nominal value €0.12 per share	Rule 457 (c)	39,943,143(1)(2)	$2.22(3)	$88,673,777.46(3)	$110.20 per $1,000,000	$9,771.85
Equity	Ordinary Shares, nominal value €0.12 per share	Rule 457(h)(1)	2,658,426(1)(4)	$0.13(5)	$345,595.38(5)	$110.20 per $1,000,000	$38.08
Total Offering Amounts					$89,019,372.84		$9,809.93
Total Fee Offsets							—
Net Fee Due							$9,809.93

1.

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover additional Ordinary Shares, nominal value €0.12 per share, of the Registrant (the “Ordinary Shares”) which may become issuable by reason of any stock split, stock dividend, recapitalization, or other similar transaction effected without consideration which results in the increase in the number of the outstanding Ordinary Shares.

2.	Represents 39,943,143 Ordinary Shares available for awards under the Registrant’s Long-Term Incentive Plan.
3.

Estimated solely for purposes of calculating the registration fee. Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the proposed maximum offering price per share and proposed maximum aggregate offering price are based on the reported average of the high and low prices for the Ordinary Shares on the New York Stock Exchange of $2.22 on May 19, 2023.

4.	Covers 2,658,426 Ordinary Shares issuable upon the exercise of options granted under the Registrant’s Management Incentive Plan.
5.

Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act, based upon the weighted average option exercise price of €0.12 ($0.13 based on USD/Euro exchange rate as of May 19, 2023) for 2,658,426 Ordinary Shares issuable upon exercise of options granted under the Registrant’s Management Incentive Plan.